EXHIBIT 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

          PPLUS CLASS B 0.325% CALLABLE TRUST CERTIFICATES SERIES GSC-4

                                 TERMS AGREEMENT
                                 ---------------


                                                                  March 17, 2006


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

     We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,080,000 PPLUS Class B 0.325% Callable Trust Certificates Series GSC-4 (the "Underwritten Securities") with a notional principal amount of $25 per Class B Certificate.

     Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the undersigned.

     By signing this agreement you hereby agree as follows:

     1. All references in the Standard Purchase Agreement to "STEERS Trust Certificates" shall be deemed to be references to "PPLUS Trust Certificates".

     2. All references in the Standard Purchase Agreement to "Standard Terms" shall be deemed to be references to the Standard Terms for Trust Agreements, dated as of November 5, 2004, between the Company and the Trustee.

     3. All references in the Standard Purchase Agreement to "Registration Statement" shall be deemed to be references to the registration statement on Form S-3 (No. 333-116208) as declared effective by the Securities and Exchange Commission on September 28, 2004.

     4. All references in the Standard Purchase Agreement to "Securities" shall be deemed to be references to up to $1,750,000,000 aggregate initial public offering price of the Company's PPLUS Trust Certificates.

     Subject to (i) the terms and conditions set forth below, (ii) the terms of the Standard Purchase Agreement which terms are incorporated by reference herein and (iii) your agreement to items 1 through 4 above we offer to purchase the Underwritten Securities at the purchase price set forth below. The Underwritten Securities shall have the following terms:


Title:                                                   PPLUS Class B Callable Trust Certificates
                                                         Series GSC-4

Ratings:                                                 "A-" from Standard & Poor's, and
                                                         "A1" from Moody's

Amount:                                                  1,080,000 Class B Trust Certificates

Class B Trust Certificate Denominations:                 Notional principal amount of $25 and integral
                                                         multiples thereof

Currency of payment:                                     U.S. dollars

Distribution rate or formula:                            Holders of Class B Trust Certificates will be
                                                         entitled to distributions at 0.325 per annum
                                                         through February 15, 2034, unless the Class B
                                                         Trust Certificates are redeemed or called prior to
                                                         such date.

Cut-off Date:                                            March 17, 2006

Distribution payment dates:                              February 15 and August 15, commencing August
                                                         15, 2006.

Regular record dates:                                    As long as the Underlying Securities are
                                                         represented by one or more global certificated
                                                         securities, the record day will be the close of
                                                         business on the Business Day prior to the
                                                         relevant distribution payment dates, unless a
                                                         different record date is established for the
                                                         Underlying Securities.  If the Underlying
                                                         Securities are no longer represented by one or
                                                         more global certificated securities, the
                                                         distribution payment date will be at least one
                                                         Business Day prior to the relevant distribution
                                                         payment dates.

Stated maturity date:                                    February 15, 2034

Sinking fund requirements:                               None

Conversion provisions:                                   None


Listing requirements:                                    Class B Trust Certificates will not be listed on
                                                         any stock exchange

Black-out provisions:                                    None

Fixed or Variable Price Offering:                        Fixed Price Offering

Class B Trust Certificate Purchase Price:                $0.90 per Class B Trust Certificate

Form:                                                    Book-entry Trust Certificates with The
                                                         Depository Trust Company, except in certain
                                                         limited circumstances

Closing date and location:                               March 17, 2006, Shearman & Sterling LLP, 599
                                                         Lexington Avenue, New York, NY

Class A Trust Certificates:                              1,080,000 PPLUS Class A 0.345% Callable
                                                         Trust Certificates Series GSC-4 (the "Class B
                                                         Certificates") at a $25 Stated Amount per Class
                                                         B Trust Certificate

                                                                  EXECUTION COPY


     Please accept this offer no later than 12:00 P.M. (New York City time) on March __, 2006 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED



                                    By:   /s/ Michael Connor
                                          -----------------------
                                          Authorized Signatory








Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:    /s/ Stephen Kuppenheimer
       ------------------------------
       Name:    Stephan Kuppenheimer
       Title:   President




                        [TERMS AGREEMENT SIGNATURE PAGE]